WAIVER AND AMENDMENT NO. 9
TO RECEIVABLES PURCHASE AGREEMENT

THIS WAIVER AND AMENDMENT NO. 9 (this “Waiver and Amendment”), dated as of January 21, 2009, is among Truck Retail Accounts Corporation, a Delaware corporation (“Seller”), Navistar Financial Corporation, a Delaware corporation (“Navistar”), as initial Servicer (Navistar, together with Seller, the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to the Agreement (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), JS Siloed Trust (the “Trust”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as agent for the Purchasers (together with its successors and assigns, the “Agent”), and pertains to that certain Receivables Purchase Agreement dated as of April 8, 2004 by and among the parties hereto, as heretofore amended (the “Agreement”).  Unless defined elsewhere herein, capitalized terms used in this Waiver and Amendment shall have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENT

The Seller Parties have requested that the Agent and the Purchasers agree to a certain waiver of and certain amendments to the Agreement; and

The Agent and the Purchasers are willing to agree to the requested waiver and amendments on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Waiver.  The Agent and the Purchasers hereby waive the breach of Section 9.1(f) that occurred for the three months ended December 31, 2008 and January 31, 2009.

Section 2.                      Amendments.

(a)           The definitions of the following terms set forth in Exhibit I to the Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

“Concentration Limit” means, at any time, for any Obligor, 4.00% of Eligible Receivables, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Trust or the Required Financial Institutions may, upon notice to Seller, cancel any Special Concentration Limit; provided, however, that such Special Concentration Limit shall remain in place until the fifth (5th) Business Day following delivery of such notice.  As of January 21, 2009 until notice from the Agent to the contrary in accordance with the proceeding sentence, the following Special Concentration Limits, as amended with the Agent’s consent in the Weekly Report, shall be in effect:  (i) Walmart Leasing, and Affiliates, 18% of Eligible Receivables; (ii) Anheuser Bush, Inc. and Affiliates, 4.0% of Eligible Receivables; (iii) Safeway Stores, 10% of Eligible Receivables; (iv) Sara Lee, and Affiliates 10% of Eligible Receivables;  (v) Ryder Truck Rental and Affiliates, 10% of Eligible Receivables and (vi) Laidlaw, Inc. and Affiliates, 4.0% of Eligible Receivables.

“Dilutions” means, as of any date, the sum of (a) the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections” plus (b) the aggregate amount of Excess Refinancings during the calendar month then most recently ended (it being understood that Excess Refinancings need only be counted once per month as Dilutions).

“Excess Refinancings” means the amount, if any, by which Receivables that are refinanced by Navistar Financial Corporation in any calendar month exceed 5% of the aggregate Outstanding Balance of all Receivables on the last day of the prior calendar month; provided, however, that in no event shall Receivables owing from any Specified Obligor that are refinanced during the month of December 2008, January 2009 or February 2009 be included in the calculation of “Excess Refinancings”.

(b)           The following definition is hereby added to Exhibit I to the Agreement on its appropriate alphabetical order:

“Specified Obligor” means any of Ruan Transportation, U.S. Xpress Enterprises, Inc., MTC Leasing Inc., Covenant Transportation Group, Inc., Celadon Trucking Service, Central Refrigerated Service, Inc. and their respective Affiliates.

(c)           Clause (i)(c) of the definition of “Eligible Receivable” is hereby amended to insert “or a Specified Obligor” immediately after “Designated Obligor”.

(d)           Exhibits X and XI to the Agreement are hereby amended and restated in their entirety to read as set forth in Annexes A and B, respectively, hereto.

Section 2.                      Representations and Warranties.  In order to induce the parties to enter into this Waiver and Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Waiver and Amendment, each of such Seller Party’s representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Waiver and Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Waiver and Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.                      Conditions Precedent. This Waiver and Amendment shall become effective as of the date first above written upon (a) receipt by the Agent of counterparts hereof, duly executed by each of the parties hereto, and (b) receipt by each of the Co-Agents of payment of a fully earned and non-refundable waiver fee in the amount of $250,000.

Section 4.                      Miscellaneous.

(a)           THIS WAIVER AND AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(b)           Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.  This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)           This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(a)

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TRUCK RETAIL ACCOUNTS CORPORATION

By:        DAVID L. DERFELT
Name:   David L. Derfelt
Title:     V.P., & Controller

NAVISTAR FINANCIAL CORPORATION

By:        DAVID L. DERFELT
Name:   David L. Derfelt
Title:     V.P., & Controller

JS SILOED TRUST

By:  JPMorgan Chase Bank, N.A., as Administrative Trustee

By:         STEPHANIE LIS
Name:    Stephanie Lis
Title:

JPMORGAN CHASE BANK, N.A., individually
    as a Financial Institution and as Agent

By:         STEPHANIE LIS
Name:    Stephanie Lis
Title: